EXHIBIT 10.11

ADOBE SYSTEMS INCORPORATED

NONSTATUTORY STOCK OPTION AGREEMENT

(STANDARD)

                THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of the Date of Option Grant by and between Adobe Systems Incorporated and

                                                                                                (the “Participant”).  The Company has granted to the Participant pursuant to the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “Plan”) an option to purchase certain shares of Stock (the “Option”), upon the terms and conditions set forth in this Option Agreement, but subject in any event to the Superseding Agreement, if any, described below.

1.             DEFINITIONS AND CONSTRUCTION.

1.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Date of Option Grant” means

(b)           “Number of Option Shares” means                                  shares of Stock, as adjusted from time to time pursuant to Section 10.

(c)           “Exercise Price” means $                                 per share of Stock, as adjusted from time to time pursuant to Section 10.

(d)           “Initial Vesting Date” means the date occurring one (1) year after the Date of Option Grant.

(e)           “Vested Shares” means, on any relevant date, that portion (disregarding any fractional share) of the Number of Option Shares determined by multiplying the Number of Option Shares by the “Vested Percentage” determined as of such date as follows:

Vested Percentage

Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	25%

Plus:

For each of the next 12 full months of the Participant’s continuous Service from the Initial Vesting Date	2.08%

Plus:

For each of the next 12 full months of the Participant’s continuous Service from the Initial Vesting Date until the Vested Percentage equals 100%	4.17%

(f)            “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration in the United States (“U.S.”) on Form S-8 under the Securities Act.

(g)           “Board” means the Board of Directors of the Company.

(h)           “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i)            “Committee” means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)            “Company” means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

(k)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(l)            “Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(m)          “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment.

(n)           “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)            If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported on www.Nasdaq.com or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p)           “Officer” means any person designated by the Board as an officer of the Company.

(q)           “Option Expiration Date” means the date seven (7) years after the Date of Option Grant.

(r)            “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s)           “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(t)            “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(u)           “Securities Act” means the U.S. Securities Act of 1933, as amended.

(v)           “Service” means the Participant’s employment or service with the Participating Company Group as an Employee or a Consultant, whichever such capacity the Participant held on the Date of Option Grant or, if later, the date on which the Participant commenced Service.  The Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service to the Participating Company Group in such initial capacity.  However, the Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, the Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Option Agreement.  The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(w)          “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 10.

(x)            “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(y)           “Superseding Agreement” means the Adobe Systems Incorporated Executive Severance Plan in the Event of a Change in Control or any successor plan or agreement in which the Participant is a participant or to which the Participant is a party (in each such instance, the “Severance Plan”), or any agreement to which the Participant is a party which, by its existence alone, prevents the Participant from being eligible to participate in the Severance Plan.  The terms and conditions of any such Superseding Agreement shall, notwithstanding any provision of this Option Agreement to the contrary, supersede any inconsistent term or condition set forth in this Option Agreement to the extent intended by such Superseding Agreement.

1.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.             TAX STATUS OF OPTION.

                                This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

3.             ADMINISTRATION.

                                All questions of interpretation concerning this Option Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Option.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.             EXERCISE OF THE OPTION.

4.1           Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 7) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares.

4.2           Method of Exercise.  Exercise of the Option shall be by means of electronic notice in a form authorized by the Company, which shall be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Equity Compensation Department of the Company or other authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Participant is not authorized or is unable to provide electronic notice of exercise, the Option shall be exercised by written notice to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Equity Compensation Department of the Company, or other authorized representative of the Company (including a third-party administrator designated by the Company).  Each such notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each such notice must be received by the Company prior to the termination of the Option as set forth in Section 7 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written notice and the aggregate Exercise Price.

4.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or by cash equivalent or (ii) by means of a Cashless Exercise, as defined in Section 4.3(b).

(b)           Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

4.4           Tax Withholding.  Regardless of any action taken by the Participating Company Group with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Participating Company Group (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of shares acquired pursuant to such exercise, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.  At the time of exercise of the Option, the Participant shall pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all withholding obligations of the Participating Company Group.  In this regard, at the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding of all applicable Tax-Related Items from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Related Items by the Participating Company Group, if any, which arise in connection with the Option.  Alternatively, or in addition, if permissible under applicable law, the Participating Company Group may (i) sell or arrange for the sale of shares acquired by the Participant to meet the withholding obligation of Tax-Related Items and/or (ii) withhold in shares, provided that only the amount of shares necessary to satisfy the minimum withholding amount are withheld.  Finally, the Participant shall pay to the Participating Company Group any amount of the Tax-Related Items that the Participating Company Group may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have no obligation to process the exercise of the Option or to deliver shares of Stock until the obligations in connection with the Tax-Related Items as described in this section have been satisfied by the Participant.

4.5           Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6           Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7           Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.             NONTRANSFERABILITY OF THE OPTION.

                                The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Participant, the Option, to the extent provided in Section 8, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.             NATURE OF OPTION.

                                In accepting the Option, the Participant acknowledges that:

6.1           the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

6.2           the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

6.3           all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

6.4           the Participant’s participation in the Plan shall not create a right to further employment with the Participating Company Group and shall not interfere with any ability of the Participating Company Group to terminate the Participant’s employment relationship at any time with or without cause;

6.5           the Participant is voluntarily participating in the Plan;

6.6           the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

6.7           in the event that the Participant is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the other members of the Participating Company Group;

6.8           the future value of the underlying shares is unknown and cannot be predicted with certainty;

6.9           if the underlying shares do not increase in value, the Option will have no value;

6.10         if the Participant exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Option price; and

6.11         no claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option resulting from termination of the Participant’s Service with the Participating Company Group (for any reason whether or not in breach of applicable labor laws) and the Participant irrevocably releases the Participating Company Group from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Option Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

7.             TERMINATION OF THE OPTION.

                                The Option shall terminate and may no longer be exercised after the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Participant’s Service as described in Section 8, or (c) a Change in Control to the extent provided in Section 9.

8.             EFFECT OF TERMINATION OF SERVICE.

8.1           Option Exercisability.

(a)           Normal Retirement.  If the Participant’s Service terminates at or after the normal retirement age sixty-five (65) years (“Normal Retirement”), then (i) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (ii) solely for the purpose of computing the Vested Percentage, the Participant will be given credit for an additional twelve (12) months of continuous Service; provided, however, that in no event shall the Vested Percentage exceed 100%.

(b)           Early Retirement.  If the Participant’s Service terminates by reason of the early retirement of the Participant pursuant to an early retirement program established by the Participating Company to which the Participant renders Service (“Early Retirement”), then (i) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period as shall be established pursuant to such early retirement program) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (ii) solely for the purpose of computing the Vested Percentage, the Participant will be given credit for such additional months of continuous Service, if any, as shall be established pursuant to the early retirement program; provided, however, that in no event shall the Vested Percentage exceed 100%.

(c)           Disability.  If the Participant’s Service terminates because of the Disability of the Participant, then (i) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (ii) solely for the purpose of computing the Vested Percentage, the Participant will be given credit for an additional twelve (12) months of continuous Service; provided, however, that in no event shall the Vested Percentage exceed 100%.

(d)           Death.  If the Participant’s Service terminates because of the death of the Participant, then (i) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (ii) solely for the purpose of computing the Vested Percentage, the Participant will be given credit for an additional twelve (12) months of continuous Service; provided, however, that in no event shall the Vested Percentage exceed 100%.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(e)           Termination After Change in Control.  If the Participant’s Service ceases as a result of Termination After Change in Control (as defined below), then (i) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (ii) solely for the purpose of computing the Vested Percentage, the Participant will be given credit for an additional twelve (12) months of continuous Service; provided, however, that in no event shall the Vested Percentage exceed 100%.

(f)            Other Termination of Service.  If the Participant’s Service terminates for any reason, except Normal Retirement, Early Retirement, Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

8.2           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 8.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

8.3           Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 8.1 of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

8.4           Termination for Cause.  Notwithstanding any other provision of this Option Agreement, if the Participant’s Service is terminated for Cause (as defined below), the Option shall terminate and cease to be exercisable on the effective date of such termination of Service.

8.5           Certain Definitions.

(a)           “Termination After Change in Control” shall mean either of the following events occurring within twelve (12) months after a Change in Control:

(i)            termination by the Participating Company Group of the Participant’s Service for any reason other than for Cause (as defined below); or

(ii)           the Participant’s resignation for Good Reason (as defined below) from all capacities in which the Participant is then rendering Service within a reasonable period of time following the event constituting Good Reason.

(iii)          Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service which (1) is for Cause (as defined below); (2) is a result of the Participant’s Normal Retirement, Early Retirement, death or Disability; (3) is a result of the Participant’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

(b)           “Cause” shall mean any of the following: (i) the Participant’s conviction of a felony; (ii) the Participant’s material act of fraud, dishonesty or other malfeasance; or (iii) the Participant’s willful, improper disclosure of a Participating Company’s confidential or proprietary information.

(c)           “Good Reason” shall mean any one or more of the following:

(i)            without the Participant’s express written consent, the assignment to the Participant of any duties, or any limitation of the Participant’s responsibilities, substantially inconsistent with the Participant’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

(ii)           without the Participant’s express written consent, the relocation by more than 35 miles of the principal place of the Participant’s Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control;

(iii)          any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (1) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount, or percentage, and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Participant’s), or (2) the Participant’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant); or

(iv)          any failure by the Participating Company Group to (1) continue to provide the Participant with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Participant, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Participant was participating immediately prior to the date of the Change in Control, or their equivalent, or (2) provide the Participant with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Participant.

9.             CHANGE IN CONTROL.

9.1           Definitions.

(a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b)           A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 9.1(a)(iii), the entity to which the assets of the Company were transferred.

9.2           Effect of Change in Control on Option.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of Participant, either assume the Company’s rights and obligations under outstanding the Option or substitute for the Option a substantially equivalent option for the Acquiror’s stock.  In the event the Acquiror elects not to assume or substitute for the Option in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of the Option shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control.  Any exercise of the Option that was permissible solely by reason of this Section 9.2 shall be conditioned upon the consummation of the Change in Control.  The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control.

10.           ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

                                In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number, Exercise Price and class of shares subject to the Option.  If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Option to provide that the Option is exercisable for New Shares.  In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Committee, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 10 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Committee pursuant to this Section 10 shall be final, binding and conclusive.

11.           RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

                                The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 10.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as an Employee or Consultant, as the case may be, at any time.

12.           MISCELLANEOUS PROVISIONS.

12.1         Designation of Beneficiary.  Subject to local laws and procedures, the Participant may file with the Company a written designation of a beneficiary who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option to the extent that it remains exercisable in accordance with this Option Agreement.  Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If the Participant is married and designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If the Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Option may be exercised by the Participant’s legal representative to the extent that it remains exercisable in accordance with this Option Agreement.  If the designated beneficiary survives the Participant but dies before exercising the Option to the full extent that it remains exercisable in accordance with this Option Agreement, then the Option shall be exercisable by the legal representative of such deceased designated beneficiary to the extent that it remains exercisable in accordance with this Option Agreement.  The determination of the Company as to which person, if any, qualifies as a designated beneficiary shall be final, conclusive and binding on all persons.

12.2         Binding Effect.  This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.3         Termination or Amendment.  The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 9.2 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

12.4         Delivery of Documents and Notices.  Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for the Participant by a Participating Company or at the address shown below that party’s signature to this Option Agreement or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan Prospectus, this Option Agreement and U.S. financial reports of the Company, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically the notice called for by Section 4.2 (the “Notice of Exercise”) to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b)           Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 12.4 of this Option Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Notice of Exercise, as described in Section 12.4(a) of this Option Agreement.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost if the Participant contacts the Company by telephone, through a postal service or electronic mail at equity@adobe.com.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, the Participant understands that the Participant must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails.  Also, the Participant understands that the

Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com.  Finally, the Participant understands that he or she is not required to consent to electronic delivery.

12.5         Data Privacy Consent.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

                                The Participant understands that the Company and the Participating Company Group hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired upon exercise of the Option.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

12.6         Integrated Agreement.  This Option Agreement, together with the Superseding Agreement, if any, constitutes the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein.  To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

12.7         Applicable Law.  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.8         Counterparts.  This Option Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ADOBE SYSTEMS INCORPORATED

By:
Murray J. Demo
Title:	Senior Vice President, Chief Financial Officer

Address:	345 Park Avenue San Jose, CA 95110-2704

                The Participant represents that the Participant is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Option Agreement.

PARTICIPANT

Date:
Signature

ADOBE SYSTEMS INCORPORATED

RESTRICTED STOCK AGREEMENT

                THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of the Date of Grant by and between Adobe Systems Incorporated and

                                                                                                (the “Participant”).  The Company has granted to the Participant pursuant to the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “Plan”) an award of certain shares of Stock (the “Award”), upon the terms and conditions set forth in this Agreement, but subject in any event to the Superseding Agreement, if any, described below.

13.           Definitions and Construction.

13.1         Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Date of Grant” means

(b)           “Total Number of Shares” means                    shares of Stock, as adjusted from time to time pursuant to Section 8.

(c)           “Vested Shares” means, on any relevant date and provided that the Participant’s Service has not terminated prior to such date, a number of shares of Stock determined as follows:

Vesting Date	No. Shares Vesting	Cumulative No. Shares Vested

(d)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration in the United States (“U.S.”) on Form S-8 under the Securities Act.

(e)           “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 1.1(p)(iii) below, the entity to which the assets of the Company were transferred.

(g)           “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(h)           “Committee” the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(i)            “Company” means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

(j)            “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(k)           “Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(l)            “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment.

(m)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(n)           “Officer” means any person designated by the Board as an officer of the Company.

(o)           “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(p)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q)           “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(r)            “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(s)           “Service” means the Participant’s employment or service with the Participating Company Group as an Employee or a Consultant, whichever such capacity the Participant held on the Date of Grant or, if later, the date on which the Participant commenced Service.  The Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service to the Participating Company Group in such initial capacity.  However, the Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, the Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Agreement.  The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(t)            “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 8.

(u)           “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(v)           “Superseding Agreement” means the Adobe Systems Incorporated Executive Severance Plan in the Event of a Change in Control or any successor plan or agreement in which the Participant is a participant or to which the Participant is a party (in each such instance, the “Severance Plan”), or any agreement to which the Participant is a party which, by its existence alone, prevents the Participant from being eligible to participate in the Severance Plan.  The terms and conditions of any such Superseding Agreement shall, notwithstanding any provision of this Agreement to the contrary, supersede any inconsistent term or condition set forth in this Agreement to the extent intended by such Superseding Agreement.

13.2         Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

14.           The Award.

14.1         Grant and Issuance of Shares.  On the Date of Grant, the Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of shares of Stock equal to the Total Number of Shares (the “Shares”).  As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Company: (a) the Joint Escrow Instructions in the form attached hereto as Exhibit A and (b) the Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B.

14.2         No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered to a Participating Company or for its benefit.

14.3         Certificate Registration.  The certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

14.4         Issuance of Shares in Compliance with Law.  The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.           Vesting of Shares.

15.1         Normal Vesting.  Except as provided in Section 3.2, the Shares shall vest and become Vested Shares as provided in Section 1.1(c) above.  No additional Shares will become Vested Shares following the Participant’s termination of Service for any reason.

15.2         Acceleration of Vesting Upon a Change in Control.  In the event of a Change in Control, the vesting of the Shares shall be accelerated in full and the Total Number of Shares shall be deemed Vested Shares effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date.

15.3         Federal Excise Tax Under Section 4999 of the Code.

(a)           Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under this Agreement in order to avoid such characterization.

(b)           Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 3.3(a), upon the occurrence of any event that might reasonably be anticipated to give rise to the application of Section 3.2 (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”).  Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 3.3(b).

16.           Company Reacquisition Right.

16.1         Grant of Company Reacquisition Right.  Except as otherwise provided by a Superseding Agreement, if any, in the event that (a) the Participant’s Service terminates for any reason or no reason, with or without cause, or (b) the Participant, the Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any Shares which are not then Vested Shares (the “Unvested Shares”), the Company shall automatically reacquire the Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

16.2         Ownership Change Event.  Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Shares,” “Stock” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event.  For purposes of determining the number of Vested Shares following an Ownership Change Event, credited Service shall include all Service with any entity which is a Participating Company at the time the Service is rendered, whether or not such entity is a Participating Company both before and after the Ownership Change Event.

17.           Tax Matters.

17.1         Tax Withholding.

(a)           In General.  Regardless of any action taken by the Participating Company Group with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Participating Company Group (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award, the subsequent sale of Shares acquired pursuant to the Award, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.  The Participant shall pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all withholding obligations of the Participating Company Group.  In this regard, at the time that this Agreement is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding of all applicable Tax-Related Items from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax-Related Item withholding obligations of the Participating Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (a) the transfer of Shares to the Participant, (b) the lapsing of any restriction with respect to any Shares, (c) the filing of an election to recognize tax liability, or (d) the transfer by the Participant of any Shares.  Alternatively, or in addition, if permissible under applicable law, the Participating Company Group may sell or arrange for the sale of Shares acquired by the Participant to meet the withholding obligation of Tax-Related Items.  Finally, the Participant shall pay to the Participating Company Group any amount of the Tax-Related Items that the Participating Company Group may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have no obligation to deliver the Shares or to release any Shares from an escrow established pursuant to this Agreement until the obligations in connection with the Tax-Related Items described in this section have been satisfied by the Participant.

(b)           Withholding in Shares.  Subject to approval by the Company, in its discretion, the Participant may satisfy all or any portion of the Participating Company’s Tax-Related Item withholding obligations by requesting the Company to withhold a number of whole, Vested Shares otherwise deliverable to the Participant pursuant to this Agreement or by tendering to the Company a number of whole, vested shares of Stock acquired pursuant to this Agreement or otherwise having in any such case a fair market value, as determined by the Company as of the date on which the Tax-Related Item withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.  Any adverse consequences to the Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

17.2         Election Under Section 83(b) of the Code.

(a)           The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83.  In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed.  The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares.  The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse.  The Participant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture.  If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though the Participant incurred a tax liability by making an election under Section 83(b).

(b)           The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement.  Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant.  The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the acquisition of Shares hereunder.  ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE SHARES.  THIS TIME PERIOD CANNOT BE EXTENDED.  THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

(c)           The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code.  The Company intends, in the event it does not receive from the

Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

18.           Escrow.

18.1         Establishment of Escrow.  To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant agrees to deliver to and deposit with an escrow agent designated by the Company the certificate evidencing the Shares, together with an Assignment Separate from Certificate with respect to such certificate duly endorsed (with date and number of shares blank) in the form attached to this Agreement as Exhibit B, to be held by the agent under the terms and conditions of the Joint Escrow Instructions in the form attached to this Agreement as Exhibit A (the “Escrow”).  The Company shall bear the expenses of the escrow.

18.2         Delivery of Shares to Participant.  Whenever the Participant or the Participant’s legal representative proposes to sell, exchange, transfer, pledge or otherwise dispose of (other than pursuant to an Ownership Change Event) any Shares subject to the Escrow, the Participant shall so notify the Company.  As soon as practicable thereafter, the Company shall determine, in its sole discretion, whether (a) such proposed disposition would not cause the Company to automatically reacquire such Shares pursuant to the Company Reacquisition Right and (b) the Participant has made adequate provision for the tax withholding obligations, if any, pursuant to Section 5.  If both conditions (a) and (b) set forth in the preceding sentence are satisfied, the Company shall, as soon as practicable, so notify the Participant and give to the escrow agent a written notice directing the escrow agent to deliver such Shares to the Participant.  As soon as practicable after receipt of such notice, the escrow agent shall deliver to the Participant the Shares specified in such notice, and the Escrow shall terminate with respect to such Shares.

19.           Nature of the Award.

                                In accepting the Award, the Participant acknowledges that:

19.1         the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

19.2         the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

19.3         all decisions with respect to future Award grants, if any, will be at the sole discretion of the Company;

19.4         the Participant’s participation in the Plan shall not create a right to further employment with the Participating Company Group and shall not interfere with the ability of the Participating Company Group to terminate the Participant’s employment relationship at any time with or without cause;

19.5         the Participant is voluntarily participating in the Plan;

19.6         the Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

19.7         in the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award grant will not be interpreted to form an employment contract with the other members of the Participating Company Group;

19.8         the future value of the Shares is unknown and cannot be predicted with certainty; and

19.9         no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award resulting from termination of the Participant’s Service with the

Participating Company Group (for any reason whether or not in breach of applicable labor laws), and the Participant irrevocably releases the Participating Company Group from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

20.           Adjustments for Changes in Capital Structure.

                                In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to this Agreement.  Any and all new, substituted or additional securities or other property to which Participant is entitled by reason of his or her ownership of the Shares will be immediately subject to the provisions of this Agreement and the Escrow on the same basis as all Shares originally acquired hereunder and will be included in the terms “Shares” and “Stock” for all purposes of this Agreement and the Escrow with the same force and effect as the Shares presently subject thereto.  The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

21.           Legends.

                                The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

22.           Transfers in Violation of Agreement.

                                No Shares may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void.  The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred.  In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

23.           Rights as a Stockholder.

                                The Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.  Subject the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6.

24.           Rights as Employee or Consultant.

                                If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

25.           Miscellaneous Provisions.

25.1         Administration.  All questions of interpretation concerning this Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

25.2         Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing.

25.3         Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

25.4         Fractional Shares.  The Company shall not be required to issue fractional shares in connection with the Award.

25.5         Nontransferability of the Award.  The right to acquire Shares pursuant to the Award may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  During the lifetime of the Participant, all rights with respect to this Award shall be exercisable only by the Participant.

25.6         Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

25.7         Delivery of Documents and Notices.  Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan Prospectus, this Agreement and U.S. financial reports of the Company, may be delivered to the Participant electronically.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b)           Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 13.7 of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 13.7(a) of this Agreement.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost if the Participant contacts the Company by telephone, through a postal service or electronic mail at equity@adobe.com.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, the Participant understands that the Participant must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails.  Also, the Participant understands that the Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com.  Finally, the Participant understands that he or she is not required to consent to electronic delivery.

25.8         Data Privacy Consent.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

                                The Participant understands that the Company and the Participating Company Group hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired pursuant to the Award.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

25.9         Integrated Agreement.  This Agreement, together with the Superseding Agreement, if any, constitutes the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein.

25.10       Applicable Law.  The Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

25.11       Counterparts.  The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ADOBE SYSTEMS INCORPORATED

By:
Murray J. Demo
Title:	Senior Vice President, Chief Financial Officer

Address:	345 Park Avenue San Jose, CA 95110-2704

The Participant represents that the Participant is familiar with the terms and provisions of this Agreement and hereby accepts the Award subject to all of the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

PARTICIPANT

Date:
Signature